DLJ Mortgage Capital, Inc.

Sponsor and Seller

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

Wells Fargo Bank, N.A.

Master Servicer and Trust Administrator

CSMC Mortgage-Backed Trust 2007-3

Issuing Entity

CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-3

The issuer has tiled a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-135481. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has tiled with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

SUMMARY

The following summary highlights selected information from the related  prospectus supplement. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, read this entire prospectus supplement and the entire accompanying prospectus carefully.

Title of series	CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-3.
Sponsor	DLJ Mortgage Capital, Inc., referred to in the related prospectus supplement as DLJ Mortgage Capital.
Depositor	Credit Suisse First Boston Mortgage Securities Corp.
Issuing Entity	CSMC Mortgage-Backed Trust 2007-3, a common law trust formed under the laws of the state of New York, referred to in the related prospectus supplement as the trust.
Seller	DLJ Mortgage Capital. The Seller will make the representations and warranties with respect to the mortgage loans to the trust.
Originators

Countrywide Home Loans, Inc., referred to in the related  prospectus supplement as Countrywide, DLJ Mortgage Capital, Credit Suisse Financial Corporation, and UBS Real Estate Securities  Inc., referred to in the related  prospectus supplement as UBS.  No other originator has originated or acquired more than 10% of the mortgage loans (by aggregate cut-off date principal balance) in either mortgage group.

Servicers and Subservicers

Universal Master Servicing L.L.C., referred to in the related  prospectus supplement as UMS, Select Portfolio Servicing, Inc., referred to in the related  prospectus supplement as SPS, Countrywide Home Loans Servicing, LP,  referred to in the related  prospectus supplement as Countrywide Servicing, Wells Fargo Bank, N.A. and National City Mortgage Corporation, referred to in the related  prospectus supplement as National City.  UMS has subserviced all of its servicing obligations under the pooling and servicing agreement to various subservicers including Countrywide Servicing, Wells Fargo Bank, N.A. and National City.  No other servicer or subservicer is servicing or subservicing, as applicable, more than 10% of the mortgage loans (by aggregate cut-off date principal balance) in either mortgage group.

Master Servicer

Wells Fargo Bank, N.A. also referred to in the related  prospectus supplement as the master servicer or Wells Fargo Bank.  The master servicer will oversee and enforce the servicing of the mortgage loans by the servicers, other than Washington Mutual Mortgage Securities Corp., referred to in the related  prospectus supplement as WMMSC.  The master servicer will have no obligations to oversee and enforce the servicing of the mortgage loans by WMMSC.

Special Servicer	SPS.
Custodians	Wells Fargo Bank and LaSalle Bank, National Association. Each of the Custodians will maintain custody of certain mortgage files relating to the mortgage loans on behalf of the trust.
Trustee	U.S. Bank National Association, referred in the related prospectus supplement as U.S. Bank.
Trust Administrator	Wells Fargo Bank.
Counterparty under the interest rate cap agreements and the yield maintenance agreements	Credit Suisse International, referred to in the related prospectus supplement as CSi or the cap counterparty.
Class 1-A-4 and Class 1-A-5 Certificate insurer	Financial Security Assurance Inc.
Mortgage pool

Pool 1 with 3,038 fixed rate mortgage loans with an aggregate principal balance of approximately $701,707,185.80, referred to herein as the pool 1 mortgage loans, pool 2 with 639 fixed rate mortgage loans with an aggregate principal balance of approximately $363,389,080.07, referred to herein as the pool 2 mortgage loans and pool 3 with 504 fixed rate mortgage loans with an aggregate principal balance of approximately $278,293,892.39, referred to herein as the pool 3 mortgage loans, each as of the cut-off date, secured by first liens on one- to four-family residential properties. The pool 1, pool 2 and pool 3 mortgage loans are also collectively referred to herein as the mortgage pool.

Mortgage group

Loan group 1, individually and loan group 2, loan group 3 and loan group 4, collectively, are each referred to herein as a mortgage group.  The mortgage loans in loan group 1 are the pool 1  or group 2 mortgage loans, the mortgage loans in loan group 2 are the pool 2 or group 2 mortgage loans and the mortgage loans or portions thereof in loan group 3 and loan group 4 are the pool 3 mortgage loans.  The mortgage loans in loan group 2, loan group 3 and loan group 4 are sometimes referred to herein as the group CB mortgage loans.  The mortgage loans in loan group 3 and loan group 4 are also referred to sometimes as the group 3 and group 4 mortgage loans, respectively.

Cut-off date.	March 1, 2007
Closing date.	On or about March 30, 2007.
Distribution dates.	The 25th day of each month, or if the 25th day is not a business day, on the succeeding business day beginning in April 2007.
Form of offered certificates.

The offered certificates, other than the Class 1-R, Class AR and Class AR-L Certificates, will be book-entry certificates.  The Class 1-R, Class AR and Class AR-L Certificates will be physical certificates.  See “Description of the Certificates—Book-Entry Registration” in the related  prospectus supplement.

Offered Certificates

Class	Initial Class Principal Balance	Per Annum Pass-Through Rate	Initial Rating S&P/Moody’s/Fitch(1)	Designation

Class A Certificates
1-A-1A	$317,577,000	5.8368%(2)	AAA/Aaa/NR	Super Senior
1-A-1B	$20,270,000	5.9430%(2)	AAA/Aa1/NR	Senior Support
1-A-2	$37,000,000	5.5870%(2)	AAA/Aaa/NR	Super Senior
1-A-3A	$95,815,000	5.7456%(2)	AAA/Aaa/NR	Super Senior
1-A-3B	$8,477,000	5.8461%(2)	AAA/Aa1/NR	Senior Support
1-A-4	$58,600,000	5.8614%(3)	AAA/Aaa/NR	Senior
1-A-5	$16,329,000	5.9575%(4)	AAA/Aaa/NR	Senior
1-A-6A	$92,873,000	5.5789%(5)	AAA/Aaa/NR	Super Senior/Lockout
1-A-6B	$12,664,000	5.6981%(6)	AAA/Aaa/NR	Senior Support/Lockout
2-A-1	$40,000,000	Variable(7)	NR/Aaa/AAA	Senior/Accretion Directed/TAC
2-A-2	Notional(8)	Variable(9)	NR/Aaa/AAA	Senior/Interest Only
2-A-3	$1,000	6.000%	NR/Aaa/AAA	Senior/Accrual/ Accretion Directed/TAC
2-A-4	$60,599,499	Variable(10)	AAA/Aaa/AAA	Super Senior/ Accretion Directed/TAC
2-A-5	$1,279,702	6.000%	NR/Aaa/AAA	Senior/Accrual/ Accretion Directed/TAC
2-A-6	$3,250,799	6.000%	NR/Aaa/AAA	Senior/Accrual/Support
2-A-7	$700,000	6.000%	NR/Aaa/AAA	Senior
2-A-8	$1,000	6.000%	NR/Aaa/AAA	Senior/Accrual/Accretion Directed/Support
2-A-9	$1,000	6.000%	NR/Aaa/AAA	Senior/Accrual/Support
2-A-10	$100,000,000	6.000%	NR/Aaa/AAA	Super Senior/PAC
2-A-11	$6,000,000	6.000%	NR/Aa1/AAA	Senior/Mezzanine/PAC
2-A-12	$30,000,000	6.000%	AAA/Aaa/AAA	Super Senior/Lockout
2-A-13	$50,000,000	5.625%	NR/Aaa/AAA	Super Senior/PAC
2-A-14	$6,465,000	6.000%	NR/Aa1/AAA	Senior/Mezzanine/Lockout
2-A-15	Notional(11)	1.500%	NR/Aaa/AAA	Senior/Interest Only
2-A-16(12)	$56,320,000	5.750%	NR/Aaa/AAA	Super Senior/PAC
2-A-17	Notional(13)	Variable(14)	NR/Aaa/AAA	Senior/Interest Only
2-A-18(12)	Notional(15)	0.250%	NR/Aaa/AAA	Senior/Interest Only
2-A-19(12)	$56,320,000	6.000%	NR/Aaa/AAA	Super Senior/PAC
3-A-1(12)	$18,510,000	5.000%	NR/Aaa/AAA	Senior
3-A-2(12)	$255,900	5.000%	NR/Aaa/AAA	Senior
3-A-3(12)	$23,457,900	5.000%	NR/Aaa/AAA	Senior
3-A-4(12)	$4,692,000	5.000%	NR/Aaa/AAA	Senior/Lockout
4-A-1	$60,000,000	5.000%	NR/Aaa/AAA	Super Senior
4-A-2	$3,360,000	5.500%	NR/Aa1/AAA	Senior/Mezzanine
4-A-3	$27,482,788	Variable(16)	AAA/Aaa/AAA	Super Senior/ Accretion Directed/TAC
4-A-4	$50,636,000	5.500%	AAA/Aaa/AAA	Super Senior/Lockout
4-A-5	$21,500,000	5.000%	NR/Aaa/AAA	Senior
4-A-6	$27,166,666	Variable(17)	NR/Aaa/AAA	Senior
4-A-7	Notional(18)	Variable(19)	NR/Aaa/AAA	Senior/Interest Only
4-A-8	$1,000	5.500%	NR/Aaa/AAA	Senior/Accrual/Accretion Directed/Support
4-A-9	$1,000	5.500%	NR/Aaa/AAA	Senior/Accrual/Support
4-A-10(12)	$46,080,000	5.500%	NR/Aaa/AAA	Super Senior/PAC
4-A-11	$2,540,000	5.500%	NR/Aa1/AAA	Senior/Lockout/Mezzanine
4-A-12	Notional(20)	Variable(21)	NR/Aaa/AAA	Senior/Interest Only
4-A-13	$6,375,875	5.500%	NR/Aaa/AAA	Senior
4-A-14(12)	$1,109,670	5.500%	NR/Aa1/AAA	Senior/Mezzanine/PAC
4-A-15(12)	$47,189,670	5.500%	NR/Aaa/AAA	Senior/PAC

Class X Certificates
A-X	Notional(22)	6.000%	NR/Aaa/AAA	Senior/Interest Only

Class P Certificates
A-P	$1,950,684	(23)	NR/Aaa/AAA	Senior/Principal Only

Class M Certificates
1-M-1	$16,139,000	Variable(24)	AA/Aa2/NR	Subordinate
1-M-2	$8,771,000	Variable(25)	A+/A2/NR	Subordinate
1-M-3	$2,456,000	Variable(26)	A/A3/NR	Subordinate
1-M-4	$4,211,000	Variable(27)	BBB+/Baa2/NR	Subordinate
1-M-5	$2,806,000	Variable(28)	BBB/Baa3/NR	Subordinate

Class B Certificates
C-B-1	$9,307,000	Variable(29)	NR/NR/AA	Subordinate
C-B-2	$2,246,000	Variable(29)	NR/NR/A	Subordinate
C-B-3	$1,283,000	Variable(29)	NR/NR/BBB	Subordinate

Class R Certificates
1-R	$100	0.000%	AAA/NR/NR	Senior/Residual
AR	$50	5.000%	NR/NR/AAA	Senior/Residual
AR-L	$50	5.000%	NR/NR/AAA	Senior/Residual

Total offered certificates	$1,333,103,783

Non-Offered Certificates

Class	Initial Class Principal Balance	Per Annum Pass-Through Rate	Initial Rating S&P/Moody’s/Fitch(1)	Designation

Class B Certificates
1-B-1	$3,509,000	Variable(30)	BB+/Ba2/NR	Subordinate
C-B-4	$1,283,000	Variable(29)	NR/NR/BB	Subordinate
C-B-5	$642,000	Variable(29)	NR/NR/B	Subordinate
C-B-6	$642,287	Variable(29)	NR/NR/NR	Subordinate

Class P Certificates
1-P(31)	$400	N.A.	AAA/NR/NR	Prepayment Premiums
PP	Notional(32)	N.A.	NR/NR/NR	Prepayment Premiums

Class 1-X Certificates
1-X	Notional(33)	N.A.	NR/NR/NR	Subordinate

Total non-offered certificates	$6,076,687

______________________

(1)

See “Ratings” in the related  prospectus supplement.

(2)

These certificates are subject to a limitation on its pass-through rate equal to the Net Funds Cap, as defined in the related  prospectus supplement under “Description of the Certificates—Glossary of Terms—Group 1.”

(3)

These certificates are subject to a limitation on its pass-through rate equal to the Net Funds Cap. After the first possible optional termination date for the group 1 mortgage loans, the per annum pass through rate on these certificates  will be equal the lesser of (i) 6.3614% and (ii)  the Net Funds Cap, as defined in the related  prospectus supplement under “Description of the Certificates—Glossary of Terms—Group 1.”

(4)

These certificates are subject to a limitation on its pass-through rate equal to the Net Funds Cap. After the first possible optional termination date for the group 1 mortgage loans, the per annum pass-through rate on these certificates will equal the lesser of (i) 6.4575% and (ii) the Net Funds Cap, as defined in the related  prospectus supplement under “Description of the Certificates—Glossary of Terms—Group 1.”

(5)

These certificates are subject to a limitation on its pass-through rate equal to the Net Funds Cap.  After the first possible optional termination date for the group 1 mortgage loans, the per annum pass-through rate on these certificates will equal the lesser of (i) 6.0789% and (ii) the Net Funds Cap, as defined in the related  prospectus supplement under “Description of the Certificates—Glossary of Terms—Group 1.”

(6)

These certificates are subject to a limitation on its pass-through rate equal to the Net Funds Cap.  After the first possible optional termination date for the group 1 mortgage loans, the per annum pass-through rate on these certificates will equal the lesser of (i) 6.1981% and (ii) the Net Funds Cap, as defined in the related  prospectus supplement under “Description of the Certificates—Glossary of Terms—Group 1.”

(7)

The initial pass-through rate on the Class 2-A-1 Certificates is approximately 5.920% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to LIBOR plus 0.600%, but no more than 9.500% per annum and no less than 0.600% per annum; provided however, that when LIBOR  is greater than 5.400%, a portion of the interest distributed to the Class 2-A-1 Certificates will not come from payments on the mortgage loans but rather from the yield maintenance agreement, which, depending on the rate of prepayments, may not provide enough interest to pay the full pass-through rate.  After the yield maintenance agreement terminates in May 2011, the maximum pass-through rate will be 6.000% per annum.

(8)

Interest will accrue on the notional amount of the Class 2-A-2 Certificates, initially equal to $40,000,000, calculated as described in “Description of the Certificates—Glossary of Terms—Group 2 through Group 4” in the related  prospectus supplement.  These certificates will not receive any distributions of principal.

(9)

The initial pass-through rate on the Class 2-A-2 Certificates is approximately 0.080% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to 5.400% minus LIBOR, but no less than 0.000% per annum and no more  than 5.400% per annum.

(10)

The initial pass-through rate on the Class 2-A-4 Certificates is approximately 5.920% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to LIBOR plus 0.600%, but no more than 99.600% per annum and no less than 0.600% per annum; provided however, that when LIBOR  is greater than 5.400%, a portion of the interest distributed to the Class 2-A-4 Certificates will not come from payments on the mortgage loans but rather from the yield maintenance agreement, which, depending on the rate of prepayments, may not provide enough interest to pay the full pass-through rate.  After the yield maintenance agreement terminates in September 2010, the maximum pass-through rate will be 6.000% per annum.

(11)

Interest will accrue on the notional amount of the Class 2-A-15 Certificates, initially equal to $12,500,000, calculated as described in “Description of the Certificates—Glossary of Terms—Group 2 through Group 4” in the related  prospectus supplement.  These certificates will not receive any distributions of principal.

(12)

These certificates are exchangeable for certain other classes of offered certificates in the combinations identified in Annex III to the related  prospectus supplement.  See “Description of the Certificates—Exchangeable Certificates.”

(13)

Interest will accrue on the notional amount of the Class 2-A-17 Certificates, initially equal to $60,599,499, calculated as described in “Description of the Certificates—Glossary of Terms—Group 2 through Group 4” in the related  prospectus supplement.  These certificates will not receive any distributions of principal.

(14)

The initial pass-through rate on the Class 2-A-17 Certificates is approximately 0.080% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to 5.400% minus LIBOR, but no less than 0.000% per annum and no more  than 5.400% per annum.

(15)

Interest will accrue on the notional amount of the Class 2-A-18 Certificates, initially equal to $56,320,000, calculated as described in “Description of the Certificates—Glossary of Terms—Group 2 through Group 4” in the related  prospectus supplement.  These certificates will not receive any distributions of principal.

(16)

The initial pass-through rate on the Class 4-A-3 Certificates is approximately 5.920% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to LIBOR plus 0.600%, but no more than 99.600% per annum and no less than 0.600% per annum; provided however, that when LIBOR  is greater than 4.900%, a portion of the interest distributed to the Class 4-A-3 Certificates will not come from payments on the mortgage loans but rather from the yield maintenance agreement, which, depending on the rate of prepayments, may not provide enough interest to pay the full pass-through rate.  After the yield maintenance agreement terminates in August 2013, the maximum pass-through rate will be 5.500% per annum.

(17)

The initial pass-through rate on the Class 4-A-6 Certificates is approximately 5.570% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to LIBOR plus 0.250%, but no more than 7.000% per annum and no less than 0.250% per annum.

(18)

Interest will accrue on the notional amount of the Class 4-A-7 Certificates, initially equal to $27,482,788, calculated as described in “Description of the Certificates—Glossary of Terms—Group 2 through Group 4” in the related  prospectus supplement.  These certificates will not receive any distributions of principal.

(19)

The initial pass-through rate on the Class 4-A-7 Certificates is approximately 0.000% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to 4.900% minus LIBOR, but no less than 0.000% per annum and no more  than 4.900% per annum.

(20)

Interest will accrue on the notional amount of the Class 4-A-12 Certificates, initially equal to $27,166,666, calculated as described in “Description of the Certificates—Glossary of Terms—Group 2 through Group 4” in the related  prospectus supplement.  These certificates will not receive any distributions of principal.

(21)

The initial pass-through rate on the Class 4-A-12 Certificates is approximately 1.430% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be equal to 6.750% minus LIBOR, but no less than 0.000% per annum and no more  than 6.750% per annum.

(22)

Interest will accrue on the notional amount of the Class A-X Certificates, initially equal to approximately $27,515,385, calculated as described in “Description of the Certificates—Glossary of Terms—Group 2 through Group 4” in the related  prospectus supplement.  These certificates will not receive any distributions of principal.

(23)

These certificates are not entitled to payments in respect of interest.

(24)

The initial pass through rate on the Class 1-M-1 Certificates is 6.0200% per annum.  On each distribution date after the first distribution date and on or prior to the first possible optional termination date for the group 1 mortgage loans, the per annum pass-through rate on these certificates will be equal to the least of (i) LIBOR plus 0.7000%, (ii) 11.00% and (iii) the Net Funds Cap, as defined in the related  prospectus supplement under “Description of the Certificates—Glossary of Terms—Group 1.”  After the first possible optional termination date for the group 1 mortgage loans, the per annum pass-through rate on these certificates will equal the least of (i) LIBOR plus 1.05%, (ii) 11.00% and (iii) the Net Funds Cap, as defined in the related  prospectus supplement under “Description of the Certificates—Glossary of Terms—Group 1.”

(25)

The initial pass through rate on the Class 1-M-2 Certificates is 6.4200% per annum.  On each distribution date after the first distribution date and on or prior to the first possible optional termination date for the group 1 mortgage loans, the per annum pass- through rate on these certificates will be equal to the least of (i) LIBOR plus 1.1000%, (ii) 11.00% and (iii) the Net Funds Cap, as defined in the related  prospectus supplement under “Description of the Certificates—Glossary of Terms—Group 1.”  After the first possible optional termination date for the group 1 mortgage loans, the per annum pass-through rate on these certificates will equal the least of (i) LIBOR plus 1.600%, (ii) 11.00% and (iii) the Net Funds Cap, as defined in the related  prospectus supplement under “Description of the Certificates—Glossary of Terms—Group 1.”

(26)

The initial pass through rate on the Class 1-M-3 Certificates is 6.570% per annum.  On each distribution date after the first distribution date and on or prior to the first possible optional termination date for the group 1 mortgage loans, the per annum pass- through rate on these certificates will be equal to the least of (i) LIBOR plus 1.250%, (ii) 11.00% and (iii) the Net Funds Cap, as defined in the related  prospectus supplement under “Description of the Certificates—Glossary of Terms—Group 1.”  After the first possible optional termination date for the group 1 mortgage loans, the per annum pass-through rate on these certificates will equal the least of (i) LIBOR plus 1.750%, (ii) 11.00% and (iii) the Net Funds Cap, as defined in the related  prospectus supplement under “Description of the Certificates—Glossary of Terms—Group 1.”

(27)

The initial pass through rate on the Class 1-M-4 Certificates is 6.570% per annum.  On each distribution date after the first distribution date and on or prior to the first possible optional termination date for the group 1 mortgage loans, the per annum pass-through rate on these certificates will be equal to the least of (i) LIBOR plus 1.250%, (ii) 11.00% and (iii) the Net Funds Cap, as defined in the related  prospectus supplement under “Description of the Certificates—Glossary of Terms—Group 1.”  After the first possible optional termination date for the group 1 mortgage loans, the per annum pass-through rate on these certificates will equal the least of (i) LIBOR plus 1.750%, (ii) 11.00% and (iii) the Net Funds Cap, as defined in the related  prospectus supplement under “Description of the Certificates—Glossary of Terms—Group 1.”

(28)

The initial pass through rate on the Class 1-M-5 Certificates is 6.820% per annum.  On each distribution date after the first distribution date and on or prior to the first possible optional termination date for the group 1 mortgage loans, the per annum pass through rate on these certificates will be equal to the least of (i) LIBOR plus 1.500%, (ii) 11.00% and (iii) the Net Funds Cap, as defined in the related  prospectus supplement under “Description of the Certificates—Glossary of Terms—Group 1.”  After the first possible optional termination date for the group 1 mortgage loans, the per annum pass-through rate on these certificates will equal the least of (i) LIBOR plus 2.000%, (ii) 11.00% and (iii) the Net Funds Cap, as defined in the related  prospectus supplement under “Description of the Certificates—Glossary of Terms—Group 1.”

(29)

The initial pass-through rate on the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates is approximately 5.7637% per annum.  After the first distribution date, the per annum pass-through rate on these certificates will be calculated as described herein under “Description of the Certificates—Distributions of Interest—Group 2 through Group 4.”

(30)

The initial pass through rate on the Class 1-B-1 Certificates is 7.320% per annum.  On each distribution date after the first distribution date and on or prior to the first possible optional termination date for the group 1 mortgage loans, the per annum pass through rate on these certificates will be equal to the least of (i) LIBOR plus 2.000%, (ii)11.00%  and (iii) the Net Funds Cap, as defined in the related  prospectus supplement under "Description of the Certificates—Glossary of Terms—Group 1."  After the first possible optional termination date for the group 1 mortgage loans, the per annum pass-through rate on these certificates will equal the least of (i) LIBOR plus 2.500% (ii) 11.00% and (iii) the Net Funds Cap, as defined in the related  prospectus supplement under “Description of the Certificates—Glossary of Terms—Group 1.”

(31)

The Class 1-P Certificates will be entitled to receive prepayment premiums from certain of the group 1 mortgage loans.

(32)

The Class PP Certificates will be entitled to receive prepayment premiums from certain of the group CB mortgage loans.  The initial class PP notional amount will be approximately $641,682,972.46.

(33)

The Class 1-X Certificates will be entitled to receive certain excess cashflow from the group 1 mortgage loans. The initial Class 1-X notional amount will be approximately $701,707,185.80.

The offered certificates are subject to a variance of no more than 5% prior to their issuance.

CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-3

Offered Certificates

Class	Record Date(1)	Delay / Accrual Period(2)	Interest Accrual Convention	Final Scheduled Distribution Date(3)	Expected Final Distribution Date(4)	Minimum Denominations	Incremental Denominations

Class A Certificates
1-A-1A	CM	24 Day	30/360	April 2037	February 2009	$25,000	$1
1-A-1B	CM	24 Day	30/360	April 2037	February 2009	$25,000	$1
1-A-2	CM	24 Day	30/360	April 2037	June 2009	$25,000	$1
1-A-3A	CM	24 Day	30/360	April 2037	October 2010	$25,000	$1
1-A-3B	CM	24 Day	30/360	April 2037	October 2010	$25,000	$1
1-A-4	CM	24 Day	30/360	April 2037	November 2012	$25,000	$1
1-A-5	CM	24 Day	30/360	April 2037	August 2013	$25,000	$1
1-A-6A	CM	24 Day	30/360	April 2037	August 2013	$25,000	$1
1-A-6B	CM	24 Day	30/360	April 2037	August 2013	$25,000	$1
2-A-1	DD	0 Day	30/360	April 2037	September 2010	$1,000	$1
2-A-2	DD	0 Day	30/360	April 2037	September 2010	$100,000	$1
2-A-3	CM	24 Day	30/360	April 2037	September 2010	$1,000	N.A.
2-A-4	DD	0 Day	30/360	April 2037	September 2010	$1,000	$1
2-A-5	CM	24 Day	30/360	April 2037	September 2008	$25,000	$1
2-A-6	CM	24 Day	30/360	April 2037	August 2007	$25,000	$1
2-A-7	CM	24 Day	30/360	April 2037	March 2037	$1,000	$1
2-A-8	CM	24 Day	30/360	April 2037	April 2007	$1,000	N.A.
2-A-9	CM	24 Day	30/360	April 2037	September 2010	$1,000	N.A.
2-A-10	CM	24 Day	30/360	April 2037	March 2027	$1,000	$1
2-A-11	CM	24 Day	30/360	April 2037	March 2027	$1,000	$1
2-A-12	CM	24 Day	30/360	April 2037	March 2037	$25,000	$1
2-A-13	CM	24 Day	30/360	April 2037	March 2027	$1,000	$1
2-A-14	CM	24 Day	30/360	April 2037	March 2037	$25,000	$1
2-A-15	CM	24 Day	30/360	April 2037	March 2027	$100,000	$1
2-A-16	CM	24 Day	30/360	April 2037	March 2027	$1,000	$1
2-A-17	DD	0 Day	30/360	April 2037	September 2010	$100,000	$1
2-A-18	CM	24 Day	30/360	April 2037	March 2027	$100,000	$1
2-A-19	CM	24 Day	30/360	April 2037	March 2027	$1,000	$1
3-A-1	CM	24 Day	30/360	April 2037	August 2022	$1,000	$1
3-A-2	CM	24 Day	30/360	April 2037	August 2035	$1,000	$1
3-A-3	CM	24 Day	30/360	April 2037	August 2035	$1,000	$1
3-A-4	CM	24 Day	30/360	April 2037	August 2035	$25,000	$1
4-A-1	CM	24 Day	30/360	April 2037	March 2015	$1,000	$1
4-A-2	CM	24 Day	30/360	April 2037	March 2015	$25,000	$1
4-A-3	DD	0 Day	30/360	April 2037	April 2011	$1,000	$1
4-A-4	CM	24 Day	30/360	April 2037	May 2036	$25,000	$1
4-A-5	CM	24 Day	30/360	April 2037	March 2015	$1,000	$1
4-A-6	DD	0 Day	30/360	April 2037	March 2015	$1,000	$1
4-A-7	DD	0 Day	30/360	April 2037	April 2011	$100,000	$1
4-A-8	CM	24 Day	30/360	April 2037	April 2007	$1,000	N.A.
4-A-9	CM	24 Day	30/360	April 2037	April 2011	$1,000	N.A.
4-A-10	CM	24 Day	30/360	April 2037	June 2016	$1,000	$1
4-A-11	CM	24 Day	30/360	April 2037	May 2036	$25,000	$1
4-A-12	DD	0 Day	30/360	April 2037	March 2015	$100,000	$1
4-A-13	CM	24 Day	30/360	April 2037	May 2036	$1,000	$1
4-A-14	CM	24 Day	30/360	April 2037	June 2016	$1,000	$1
4-A-15	CM	24 Day	30/360	April 2037	June 2016	$1,000	$1

Class X Certificates
A-X	CM	24 Days	30/360	April 2037	March 2037	$100,000	$1

Class P Certificates
A-P	CM	N.A.	N.A.	April 2037	May 2036	$25,000	$1

Class M Certificates
1-M-1	DD	0 Day	Actual/360	April 2037	August 2013	$25,000	$1
1-M-2	DD	0 Day	Actual/360	April 2037	August 2013	$25,000	$1
1-M-3	DD	0 Day	Actual/360	April 2037	July 2013	$25,000	$1
1-M-4	DD	0 Day	Actual/360	April 2037	February 2013	$25,000	$1
1-M-5	DD	0 Day	Actual/360	April 2037	March 2012	$25,000	$1

Class B Certificates
C-B-1	CM	24 Days	30/360	April 2037	March 2037	$25,000	$1
C-B-2	CM	24 Days	30/360	April 2037	March 2037	$25,000	$1
C-B-3	CM	24 Days	30/360	April 2037	March 2037	$25,000	$1

Class R Certificates
1-R	CM	N.A.	N.A.	April 2037	April 2007	20%	20%
AR	CM	24 Days	30/360	April 2037	April 2007	20%	20%
AR-L	CM	24 Days	30/360	April 2037	April 2007	20%	20%

			Non-Offered Certificates
Class	Record Date(1)	Delay / Accrual Period(2)	Interest Accrual Convention	Final Scheduled Distribution Date(3)	Expected Final Distribution Date(4)	Minimum Denominations	Incremental Denominations

Class B Certificates
1-B-1	DD	0 Day	Actual/360	April 2037	May 2011	$25,000	$1
C-B-4	CM	24 Days	30/360	April 2037	March 2037	$25,000	$1
C-B-5	CM	24 Days	30/360	April 2037	March 2037	$25,000	$1
C-B-6	CM	24 Days	30/360	April 2037	March 2037	$25,000	$1

Class PP Certificates
1-P	CM	N.A.	N.A.	April 2037	July 2011	10%	1%
PP	CM	N.A.	N.A.	April 2037	July 2011	10%	1%

Class 1-X Certificates
1-X	CM	N.A.	N.A.	April 2037	August 2013	10%	1%

_______________

(1)

CM = For any distribution date, the close of business on the last business day of the calendar month preceding the month of the related distribution date.  DD = For any distribution date, the close of business on the business day immediately before that distribution date.

(2)

24 Days = For any distribution date, the interest accrual period will be calendar month preceding that distribution date.  0 Days = For any distribution date and (a) the Group 1 LIBOR Certificates, the interest accrual period from and including the distribution date immediately preceding the related distribution date (or, in the case of the first distribution date, the closing date) to and including the day immediately preceding the related distribution date and (b) the Group 2, Group 3 and Group 4 Certificates, the interest accrual period from and including the 25th day of the calendar month immediately preceding the related distribution date to and including the 24th day of the calendar month of the related distribution date.

(3)

Calculated as described in the prospectus supplement under “Pooling and Servicing Agreement—Final Scheduled Distribution Date.”  The actual final distribution date for any class of certificates could be substantially earlier.

(4)

The expected final distribution date, based upon (1) 100% PPC with respect to the mortgage loans in loan group 1, 350% SPA with respect to the mortgage loans in loan group 2, 250% SPA with respect to the mortgage loans in loan group 3, 275% SPA with respect to the mortgage loans in loan group 4 and 300% SPA with respect to the Group C-B, Class A-X and Class A-P Certificates as described under “Certain Yield and Prepayment Considerations—Modeling Assumptions” and (2) the modeling assumptions used in the related  prospectus supplement, as described under “Certain Yield and Prepayment Considerations—Weighted Average Life” except the final distribution date with respect to the Group 1 Certificates assumes the option to purchase the mortgage loans is exercised by the terminating entity at the earliest possible distribution date, as described in the related  prospectus supplement under “Description of the Certificates—Optional Termination; Auction Sale.”  The actual final distribution date for each class of certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.”